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                                  November 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.21
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 18,018,099   7.210%    $  108,272    $  108,272   $1,507,304       16,510,795
  R                100             0   7.210%             0             0            0                0
  B-1        5,257,000     2,212,108   7.210%        13,293        13,293       77,411        2,134,697
  B-2       13,142,815     5,530,404   7.210%        33,233        33,233      193,533        5,336,871

          $350,471,515    25,760,611             $  154,798    $  154,798   $1,778,248     $ 23,982,363




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